As filed with the Securities and Exchange Commission on December 20, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Altria Group, Inc.

(Exact name of registrant as specified in its charter)

Virginia	13-3260245
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Deferred Profit-Sharing Plan for Salaried Employees

Deferred Profit-Sharing Plan for Tobacco Workers

Deferred Profit-Sharing Plan for Craft Employees

(Full titles of the plans)

G. Penn Holsenbeck

Vice President, Associate General Counsel and Corporate Secretary

ALTRIA GROUP, INC.

120 Park Avenue

New York, New York 10017

(Name and address of agent for service)

(917) 663-4000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Title of Plan	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan of Salaried Employees	7,000,000 (2)	$84.66	$592,620,000	$63,410.34
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing for Tobacco Workers	3,500,000 (2)	$84.66	$296,310,000	$31,705.17
Common Stock, $0.33 1/3 par value per share	Deferred Profit-Sharing Plan for Craft Employees	4,000,000 (2)	$84.66	$338,640,000	$36,234.48
Total		14,500,000 shares (2)			$131,349.99

(1)   Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, based upon the average of the high and low prices for the common stock reported in the consolidated reporting system on December 13, 2006.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)    Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.

Explanatory Note

Altria Group, Inc. (the “Company”) is hereby registering an aggregate of 14,500,000 shares of its common stock, $0.33 1/3 par value per share, and an indeterminate amount of plan interests, for issuance pursuant to the following employee benefit plans (collectively, the “401(k) Plans”):

Plan	Number of Shares
Deferred Profit-Sharing Plan for Salaried Employees	7,000,000
Deferred Profit-Sharing Plan for Tobacco Workers	3,500,000
Deferred Profit-Sharing Plan for Craft Employees	4,000,000

A registration statement on Form S-8 relating to the same class of securities and the same employee benefit plans is currently effective, as shown below:

Plan	Initial Filing Dates	Registration Numbers
Deferred Profit-Sharing Plan for Salaried Employees	11/18/86	33-10218
Deferred Profit-Sharing Plan for Tobacco Workers	4/10/87	33-13210
Deferred Profit-Sharing Plan for Craft Employees	4/23/91	33-40110

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission (File No. 1-8940) are incorporated herein by reference and made a part hereof:

(i) the description of the Company’s common stock contained in the Company’s registration statement on Form 8-B, dated July 1, 1985, as amended by Amendment No. 1 on Form 8, dated April 27, 1989, including any subsequent amendment or any report subsequently filed for the purpose of updating such description;

(ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(iii) the annual reports on Form 11-K for each of the 401(k) Plans for the fiscal year ended December 31, 2005;

(iv) the Company’s Current Reports on Form 8-K filed with the Commission on January 27, 2006, February 7, 2006, March 16, 2006, April 4, 2006, May 1, 2006, September 7, 2006, October 25, 2006 (except for the information furnished pursuant to Item 2.02 and Exhibit 99.1) and October 30, 2006; and

(v) the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006.

All annual reports of the 401(k) Plans subsequently filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for the portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Reports on Form 8-K), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits the Company to indemnify its officers and directors in connection with certain actions, suits and proceedings brought against them if they acted in good faith and believed their conduct to be in the best interests of the Company and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the Company, and further provides that the Company may make any further indemnity (including indemnity with respect to a proceeding by or in the right of the Company), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or stockholder-adopted by-laws, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The VSCA establishes a statutory limit on liability of officers and directors of the Company for damages assessed against them in a suit brought by or in the right of the Company or brought by or on behalf of stockholders of the Company and authorizes the Company, with stockholder approval, to specify a lower monetary limit on liability in the Company’s articles of incorporation or by-laws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. The Company’s articles of incorporation provide that an officer or director or former officer or director of the Company shall be indemnified to the full extent permitted by the VSCA as currently in effect or as hereafter amended in connection with any action, suit or proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company. The Company’s articles of incorporation further provide for the limitation or elimination of the liability of an officer or director or former officer or director of the Company for monetary damages to the Company or its stockholders in any action, suit or proceeding, to the full extent permitted by the VSCA as currently in effect or as hereafter amended. In addition, the Company carries insurance on behalf of directors and officers.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Articles of Amendment to the Restated Articles of Incorporation and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 1-8940) for the year ended December 31, 2002).

4.2	By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-8940) filed May 1, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

5.2	In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of the Regulation S-K, the Company hereby confirms that it has submitted the 401(k) Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the 401(k) Plans under Section 401 of the Internal Revenue Code.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, Louis C. Camilleri, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf (filed herewith).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of December, 2006.

ALTRIA GROUP, INC.

By:	/s/ LOUIS C. CAMILLERI
Louis C. Camilleri, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ LOUIS C. CAMILLERI (Louis C. Camilleri)	Director, Chairman of the Board and Chief Executive Officer	December 20, 2006

/S/ DINYAR S. DEVITRE (Dinyar S. Devitre)	Senior Vice President and Chief Financial Officer	December 20, 2006

/S/ JOSEPH A. TIESI (Joseph A. Tiesi)	Vice President and Controller	December 20, 2006

Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf	Directors

By:	/S/ LOUIS C. CAMILLERI	December 20, 2006
(Louis C. Camilleri, Attorney-in-fact)

Pursuant to the requirements of the Securities Act, Howard Greene, Vice President, Compensation & Benefits, Altria Corporate Services, Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Salaried Employees, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of December, 2006.

DEFERRED PROFIT-SHARING PLAN FOR SALARIED EMPLOYEES

By:	/s/ Howard Greene
Name: Howard Greene
Title: Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act, Howard Greene, Vice President, Compensation & Benefits, Altria Corporate Services, Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Tobacco Workers, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of December, 2006.

DEFERRED PROFIT-SHARING PLAN FOR TOBACCO WORKERS

By:	/s/ Howard Greene
Name: Howard Greene
Title: Vice President, Compensation & Benefits

Pursuant to the requirements of the Securities Act, Howard Greene, Vice President, Compensation & Benefits, Altria Corporate Services, Inc., having administrative responsibility of the Deferred Profit-Sharing Plan for Craft Employees, has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 20th day of December, 2006.

DEFERRED PROFIT-SHARING PLAN FOR CRAFT EMPLOYEES

By:	/s/ Howard Greene
Name: Howard Greene
Title: Vice President, Compensation & Benefits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Amendment to the Restated Articles of Incorporation and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 1-8940) for the year ended December 31, 2002).

4.2	By-Laws, as amended, of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 1-8940) filed May 1, 2006).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

5.2	In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5) of the Regulation S-K, the Company hereby confirms that it has submitted the 401(k) Plans and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the “IRS”) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the 401(k) Plans under Section 401 of the Internal Revenue Code.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (filed herewith).

24.1	Powers of Attorney executed by Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, Louis C. Camilleri, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf (filed herewith).